Exhibit 23.1

                                                 Pender Newkirk and Company, LLP
                                                 100 South Ashley Drive
                                                 Suite 1650
                                                 Tampa, Florida 33602
                                                 (813) 229-2321 Phone
                                                 (813) 229-2359 Fax
________________________________________________________________________________

                                October 23, 2006


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:   CytoDyn, Inc.

Commissioners,

We are the principal accountants for CytoDyn, Inc. We have read CytoDyn, Inc.'s statements which we understand will be filed with the Commission pursuant to
Item 4.02 (b) of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Pender Newkirk & Company LLP
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Pender Newkirk and Company, LLP